                                                                    Exhibit 99.1

For more information:
--------------------
Investor Relations                       Media Relations
Jim DeNike                               Jenny Moede
Corixa Corporation                       Waggener Edstrom Bioscience
206.754.5716                             503.443.7000
denike@corixa.com                        jmoede@wagged.com

FOR IMMEDIATE RELEASE

        THE EUROPEAN COMMISSION DESIGNATES TOSITUMOMAB AND IODINE I 131 RADIOLABELLED TOSITUMOMAB (BEXXAR THERAPY) AS AN ORPHAN MEDICINAL PRODUCT

SEATTLE, FEBRUARY 24, 2003 -- Corixa Corp. (Nasdaq: CRXA) today announced that, following the favorable opinion of the European Agency for the Evaluation of Medicinal Products (adopted by the Committee of Orphan Medicinal Products), the European Commission has granted Orphan Medicinal Product (OMP) designation for the company's product candidate, tositumomab and Iodine I 131 radiolabelled tositumomab (BEXXAR(R) therapy), for the treatment of follicular lymphoma.

The OMP designation has been granted on the basis that: follicular lymphoma affects fewer than 5 in 10,000 persons in the European Community; the condition is serious and life-threatening; although satisfactory methods of treatment have been authorized in Europe, tositumomab and Iodine I 131 radiolabelled tositumomab may be of significant benefit to those affected by the condition.

The OMP designation will result in reduced Marketing Authorization application fees, free access to scientific advice from the European Agency for the Evaluation of Medicinal Products (EMEA) and other potential research and development incentives. Furthermore, if a product with OMP designation is the first to receive marketing authorization in Europe for its designated indication, the product will be entitled to 10-year market exclusivity, which means that a similar drug is prevented from receiving authorization for the same indication during this period.

Registered as BEXXAR therapy in the United States, tositumomab and Iodine I 131 radiolabelled tositumomab is currently under review by the U.S. Food and Drug Administration (FDA) for approval in the United States. BEXXAR therapy received a favorable review from the FDA's Oncologic Drugs Advisory Committee in December 2002. The product is being jointly developed by Corixa Corp. and Amersham plc in Europe where it will be registered under a different trade name.

"We continue to work closely with the FDA toward approval of BEXXAR in the United States. Receiving orphan drug designation in Europe validates our ongoing efforts with Amersham and the EMEA and we look forward to regulatory submission of our application in Europe," said Steven Gillis, Ph.D., chairman and chief executive officer at Corixa.


                                     -MORE-

ABOUT CORIXA

Corixa is a developer of immunotherapeutics with a commitment to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary product components on a standalone basis. Corixa currently has multiple programs in clinical development, including several product candidates that have advanced to and through late stage clinical trials.

The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, with additional operations in Hamilton, Mont., and South San Francisco. For more information, please visit Corixa's Web site at http://www.corixa.com.

CORIXA FORWARD LOOKING STATEMENTS

Except for the historical information presented, certain matters discussed in this press release are forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to, "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price," described in Corixa's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, copies of which are available from Corixa's investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

                                      # # #